UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

AZURRX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-4993860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 217
Brooklyn, New York 11226
Phone: (646) 699-7855
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-212511

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-212511) as originally filed by AzurRx BioPharma, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on July 13, 2016 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 8, 2016	AZURRX BIOPHARMA, INC.

	By:	/s/ Johan M. (Thijs) Spoor
Johan M. (Thijs) Spoor
Chief Executive Officer